FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Informed that NWJ Apartment Holdings Corp. May Not Be Able to Obtain Required Financing to Close Merger

NEWARK, N.J., November 7, 2008 -Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) has been informed by NWJ Apartment Holdings Corp. ("NWJ") that unless there is a significant improvement in the current economic and lending environment in the United States, NWJ will not be able to secure the financing of the Company's residential properties required to close the merger with the Company. If the merger is not consummated by December 13, 2008 as a result of the failure to obtain such financing, either party may terminate the merger agreement previously executed by NWJ and Wilshire without liability to the other, provided that the terminating party has not breached the merger agreement in a manner that caused the merger not to close by December 13, 2008. Under the terms of the merger agreement, NWJ is obligated to use its commercially reasonable best efforts to arrange the financing of the Company's residential properties unless and until the merger agreement is terminated.

FORWARD-LOOKING STATEMENT:

Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. The potential risks and uncertainties include, among others, the possibility that the merger will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2007 Annual Report on Form 10-K and in its definitive proxy materials filed with the Securities and Exchange Commission.

Company Contact: Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact: Neil Berkman, Berkman Associates, 310-826-5051